Exhibit 99.1
ANNUAL SERVICER’S CERTIFICATE
For Year Ended December 31, 2005
DAIMLERCHRYSLER FINANCIAL SERVICES AMERICAS LLC
DAIMLERCHRYSLER AUTO TRUSTS
The undersigned, duly authorized representatives of DaimlerChrysler Financial Services Americas LLC (“DCFS”), as Servicer, pursuant to the Sale and Servicing Agreements listed in Exhibit 1 (the “Agreements”), by and among DCFS, as Seller and Servicer, and the Issuers listed in Exhibit 1, does hereby certify that:
1.	DCFS is, as of the date hereof, the Servicer under the Agreements.

2.	The undersigned are Servicing Officers and are duly authorized pursuant to the Agreements to execute and deliver this Certificate to the Issuer, the Owner Trustee and to the Trustee.

3.	A review of the activities of the Servicer during the calendar year ended December 31, 2005 and of their performance under the Agreements was conducted under our supervision.

4.	Based on such review, the Servicer has, to the best of our knowledge, performed in all material respects all of its obligations under the Agreements and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

5.	There were no defaults made by the Servicer in the performance of its obligations under the provisions of the Agreements during the year ended December 31, 2005.
Capitalized terms used but not defined herein are used as defined in the applicable Agreement.
IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 24th day of March 2006.

/s/ Andree Ohmstedt	/s/ Mark L. Davis

Andree Ohmstedt	Mark L. Davis
Vice President and	Assistant Controller
Controller	Financial Reporting & Policy

Exhibit 1

Sale and Servicing
Issuer	Agreement Dated	Indenture Trustee	Owner Trustee
DCAT 2001-B	June 1, 2001	Bank One, N.A.	Chase Manhattan Bank USA, National Association

DCAT 2001-C	September 1, 2001	Citibank, N.A.	Chase Manhattan Bank USA, National Association

DCAT 2001-D	November 1, 2001	Citibank, N.A.	Chase Manhattan Bank USA, National Association

DCAT 2002-A	April 1, 2002	Bank One, N.A.	Chase Manhattan Bank USA, National Association

DCAT 2002-B	July 1, 2002	Bank One, N.A.	Chase Manhattan Bank USA, National Association

DCAT 2002-C	October 1, 2002	Citibank, N.A.	Chase Manhattan Bank USA, National Association

DCAT 2003-A	August 1, 2003	Citibank, N.A.	Chase Manhattan Bank USA, National Association

DCAT 2003-B	December 1, 2003	Deutsche Bank	Chase Manhattan Bank USA, National Association

DCAT 2004-A	March 1, 2004	Citibank, N.A.	Chase Manhattan Bank USA, National Association

DCAT 2004-B	July 1, 2004	JPMorgan Chase Bank	Deutsche Bank Trust Company Delaware

DCAT 2004-C	November 1, 2004	Citibank, N.A.	Chase Manhattan Bank USA, National Association

DCAT 2005-B	May 1, 2005	Citibank, N.A.	Deutsche Bank Trust Company Delaware

Independent Accountants’ Report
The Manager and Member
DaimlerChrysler Financial Services Americas LLC,
as successor to DaimlerChrysler Services North America LLC
as Servicer:
We have examined management’s assertion, included in the accompanying Management Assertion, that DaimlerChrysler Financial Services Americas LLC, as successor to DaimlerChrysler Services North America LLC, (the “Company”) complied with the minimum servicing standards set forth in the Mortgage Bankers Association of America’s Uniform Single Attestation Program for Mortgage Bankers (USAP) as of and for the year December 31, 2005, pursuant to the Sale and Servicing Agreements listed in Exhibit 1 of the accompanying Management Assertion. Management is responsible for the Company’s compliance with those minimum servicing standards. Our responsibility is to express an opinion on management’s assertion about the Company’s compliance based on our examination.
Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company’s compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company’s compliance with the minimum servicing standards.
In our opinion, management’s assertion that the Company has complied in all material respects with the aforementioned minimum servicing standards as of and for the year ended December 31, 2005 is fairly stated, in all material respects.
/s/ KPMG LLP
Detroit, Michigan
March 28, 2006

Management Assertion
March 24, 2006
As of and for the year ended December 31, 2005, DaimlerChrysler Financial Services Americas LLC, as successor to DaimlerChrysler Services North America LLC, has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America’s Uniform Single Attestation Program for Mortgage Bankers, to the extent that such servicing standards are applicable to the servicing obligations pursuant to the Sale and Servicing Agreements, as applicable, included in Exhibit 1.
Due to the nature of the trusts referenced in Exhibit 1, minimum servicing standards I.2, I.4, III.1, III.2, III.3, III.4, III.5, III.6, V.2, V.3, V.4 and VII.1 are not applicable and, accordingly, DaimlerChrysler Financial Services Americas LLC has not made an attempt to comply with those standards.
DaimlerChrysler Financial Services Americas LLC, as Servicer

/s/ Paul E. Knauss
Paul E. Knauss
Vice President and Chief Financial Officer

/s/ Laurence F. Guindi
Laurence F. Guindi
Senior Manager — Structured Finance and Securitization

/s/ Mark L. Davis
Mark L. Davis
Assistant Controller — Financial Reporting & Policy

Exhibit 1

Sale and Servicing
Issuer	Agreement Dated	Indenture Trustee	Owner Trustee

DCAT 2001-B	June 1, 2001	Bank One, N.A.	Chase Manhattan Bank USA,
National Association
DCAT 2001-C	September 1, 2001	Citibank, N.A.	Chase Manhattan Bank USA,
National Association
DCAT 2001-D	November 1, 2001	Citibank, N.A.	Chase Manhattan Bank USA,
National Association
DCAT 2002-A	April 1, 2002	Bank One, N.A.	Chase Manhattan Bank USA,
National Association
DCAT 2002-B	July 1, 2002	Bank One, N.A.	Chase Manhattan Bank USA,
National Association
DCAT 2002-C	October 1, 2002	Citibank, N.A.	Chase Manhattan Bank USA,
National Association
DCAT 2003-A	August 1, 2003	Citibank, N.A.	Chase Manhattan Bank USA,
National Association
DCAT 2003-B	December 1, 2003	Deutsche Bank	Chase Manhattan Bank USA,
National Association
DCAT 2004-A	March 1, 2004	Citibank, N.A.	Chase Manhattan Bank USA,
National Association
DCAT 2004-B	July 1, 2004	JPMorgan Chase Bank	Deutsche Bank Trust Company
Delaware
DCAT 2004-C	November 1, 2004	Citibank, N.A.	Chase Manhattan Bank USA,
National Association
DCAT 2005-B	May 1, 2005	Citibank, N.A.	Deutsche Bank Trust Company
Delaware